Exhibit 10.5
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) made and entered into as of this 27th day of October, 2010 by and among CM Securities, LLC a Nevada limited liability company (the “Dealer Manager”), CM REIT, Inc., a Maryland Corporation (the “Company”) and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”). This Agreement shall be effective as of the effective date of the Company’s registration statement filed with the Securities and Exchange Commission containing the Prospectus (hereinafter defined) (the “Effective Date”).
RECITALS
     WHEREAS, the Company proposes to offer and sell, on a best efforts basis through the Dealer Manager and selected broker-dealers (the “Participating Dealers”) up to 90,000,000 shares of common stock (excluding the shares of its common stock to be offered and sold pursuant to the Company’s distribution reinvestment plan) of the Company (the “Shares”) to investors (the “Offering”) pursuant to a prospectus as amended from time to time and filed with the Securities and Exchange Commission as a part of the Company’s registration statement on Form S-11 (File No. 333-156434) (the “Prospectus”), at an initial purchase price of $10.00 per share.
     WHEREAS, the Company has agreed that the subscription price paid by subscribers for shares will be refunded to such subscribers if payment from persons who are not affiliated with the Company for an aggregate of at least $2,500,000 in Shares (such amount, the “Minimum Offering”) has not been raised on or before the date that is one year from the Effective Date (the “Outside Date”).
     WHEREAS, the Company desires to establish an escrow account (the “Escrow Account”) as further described herein in which funds received from subscribers will, except as otherwise specified herein, be deposited, and the Escrow Agent is willing to serve as escrow agent for such Escrow Account upon the terms and conditions herein set forth.
     WHEREAS, deposits received from residents of the State of Pennsylvania (the “Pennsylvania Subscribers”) and deposits received from residents of the State of Tennessee (the “Tennessee Subscribers”) will remain in the Escrow Account until the conditions of Sections 3 and 4, respectively, hereof have been met.
     WHEREAS, the Escrow Agent has engaged DST Systems, Inc., a Massachusetts corporation (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager, nor shall it have any interest other than that provided in this Agreement in assets in the Processing Agent’s possession as the agent of the Escrow Agent.

     WHEREAS, in order to subscribe for Shares during the Escrow Period (as defined below), a subscriber must deliver an executed subscription agreement in substantially the form of Appendix C to the Prospectus together with the full amount of its subscription: (i) by check, draft or money order made payable to the order of UMB Bank, N.A., as Escrow Agent for CM REIT, Inc., in U.S. dollars or (ii) by draft, wire transfer of immediately available funds or Automated ClearingHouse (ACH) in U.S. dollars transmitted directly to the Escrow Account in accordance with the instructions provided in Section 12(2) (collectively, the “Payment”).
AGREEMENT
     NOW, THEREFORE, the Dealer Manager, the Company and Escrow Agent agree to the terms of this Agreement as follows:
1. Establishment of Escrow Account; Escrow Period. On or prior to the commencement of the Offering, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “Escrow Account for the Benefit of Subscribers to Shares of CM REIT, Inc.” This Agreement shall be effective on the Effective Date and the Company shall notify the Processing Agent and the Escrow Agent of the Effective Date. All monies deposited in the Escrow Account are hereinafter referred to as “Escrowed Funds.” During the Escrow Period, the Company will cause the Dealer Manager and the Participating Dealers to instruct subscribers to make checks for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for CM REIT, Inc.” Except as otherwise set forth herein for the Pennsylvania Subscribers and the Tennessee Subscribers, the “Escrow Period” shall commence upon the effectiveness of this Agreement and shall continue until the earlier of (i) the date upon which the Escrow Agent receives confirmation from the Company and the Dealer Manager that the Company has raised the Minimum Offering, (ii) the Outside Date, or (iii) the termination of the Offering by the Company prior to the receipt of the Minimum Offering. Any payments received prior to the time, if any, that the Escrowed Funds are deliverable to the Company pursuant to the provisions of Section 2(b) below that are made payable to a party other than the Escrow Agent shall be returned to the Participating Dealer who submitted the Payment. After the Escrow Period, except as otherwise required for Pennsylvania Subscribers and the Tennessee Subscribers, the Escrow Agent shall promptly return to the Processing Agent for deposit into an account designated by the Company any Payments received by the Escrow Agent or deposited into the Escrow Agent’s account, pursuant to Section 2(b) below.

2. Operation of the Escrow.
(a) Deposits into the Escrow Account. During the Escrow Period, completed subscription agreements and Payments for the purchase price for the Shares shall be remitted by the broker dealers or registered investment advisors, as applicable, on behalf of persons subscribing to purchase shares directly to the Escrow Agent as provided in Section 12 by noon of the next Business Day following receipt of any such subscription agreements and Payments or, if final internal supervisory review is conducted at a different location, by noon of the next Business Day following receipt of any such subscription agreements and Payments by the office conducting the final internal supervisory review. The Escrow Agent hereby agrees to maintain the funds contributed by the Pennsylvania Subscribers and the Tennessee Subscribers in a manner in which they may be separately accounted for by the records of the Processing Agent so that the requirements of Sections 3 and 4 of this Agreement can be met. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Section 2. Prior to disbursement of the funds deposited in the Escrow Account, upon receipt of the subscription agreements and Payments, Escrow Agent shall fax or scan a listing of the subscriber name and purchase price to the Company and the Processing Agent, together with all other subscription documents sent with the Payments. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Payments are returned to the Escrow Agent for nonpayment prior to receipt of the Break Escrow Affidavit (as described below), the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable in the amount of such returned Payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. Within seven (7) days from the date of receipt of each subscription, the Company will determine whether or not the subscription is to be accepted or rejected in whole or in part. Within ten (10) Business Days of receipt by the Escrow Agent of written notice from the Company, or as soon thereafter as practicable, that a subscription has been rejected, the Escrow Agent shall transfer by check the funds, without interest and without deduction, if any, earned thereon, of any subscribers whose subscription has been rejected since the commencement of the Offering. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address; (ii) the subscriber’s social security number; (iii) the number of Shares purchased by such subscriber; and (iv) the amount paid by such subscriber for such Shares. During the Escrow Period neither the Company nor the Dealer Manager will be entitled to any principal funds received into the Escrow Account. As used in this Agreement, the term “Business Day” means any day except Saturday, Sunday or a day on which commercial banks in New York, New York or Kansas City, Missouri are not closed in respect of a federal or state holiday.

(b) Distribution of the Escrowed Funds to the Company. If at any time on or prior to the Outside Date, the Minimum Offering has been raised, then upon the happening of such event, the Escrowed Funds shall remain in the Escrow Account until the Escrow Agent receives written direction provided by the Company instructing the Escrow Agent to deliver the amount of such Escrowed Funds as the Company shall direct (other than any funds, together with any interest thereon, received from Pennsylvania Subscribers and Tennessee Subscribers which cannot be released until the conditions of Sections 3 and 4, respectively, have been met). An affidavit or certification from an officer of the Company to the Escrow Agent and Processing Agent stating that at least the Minimum Offering has been timely raised, shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Break Escrow Affidavit”). The Affidavit shall indicate (i) the date on which the Minimum Offering was raised and (ii) the actual total number of Shares sold as of such date.
(c) Return of the Escrowed Funds to the Subscribers. If the Escrow Agent has not received a Break Escrow Affidavit on or prior to the Outside Date, the Escrow Agent shall obtain from the Processing Agent the information needed to return the principal amount of the funds in the Escrow Account, together with any interest thereon, to each respective subscriber, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the principal amount of the funds in the Escrow Account, together with any interest thereon, without deduction, penalty or expense, to the respective subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the Escrowed Funds. The subscription payments returned to each subscriber (including those, if any, returned to Pennsylvania Subscribers and Tennessee Subscribers pursuant to Sections 3 and 4, respectively) shall be free and clear of any and all claims of the Company or any of its creditors.
3. Distribution of the Funds from Pennsylvania Subscribers.
(a) Notwithstanding anything to the contrary herein, disbursements of funds paid by Pennsylvania Subscribers may only be distributed in compliance with the provisions of this Section 3. Irrespective of any disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from the Pennsylvania Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that total subscriptions (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $50,000,000, whereupon the Escrow Agent shall disburse to the Company, at the Company’s request the principal amount of the funds from the Pennsylvania Subscribers received by the Escrow Agent for accepted subscriptions, together with any and all interest earned thereon.
(b) If the Company has not received total subscriptions of at least $50,000,000 within one hundred twenty (120) days of the date the Company first receives a subscription from a Pennsylvania Subscriber (the “Initial Escrow Period”), the Company shall notify each Pennsylvania Subscriber by certified mail or any other means (whereby receipt of delivery is obtained) of the right of Pennsylvania Subscribers to have their investment returned to them. If, pursuant to such notice, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund within fifteen (15) calendar days after receipt of such Pennsylvania Subscriber’s request, with a pro rata share of any interest earned thereon and without deduction, directly to each Pennsylvania Subscriber the funds deposited in the Escrow Account on behalf of the Pennsylvania Subscriber.
(c) The funds of Pennsylvania Subscribers who do not request the return of their funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in Section 3(b) above with respect to the

Initial Escrow Period for each Successive Escrow Period, until the occurrence of the earliest of (i) the termination of the offering by the Company prior to the receipt of $50,000,000 of total subscriptions, (ii) the receipt and acceptance by the Company of total subscriptions that equal or exceed $50,000,000 and the disbursement of the Escrow Account on the terms specified in this Section 3, or (iii) all funds held in the Escrow Account that were paid by Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.
(d) If the Company has not received total subscriptions of at least $50,000,000 within 365 days after the Outside Date, all funds in the Escrow Account that were contributed by Pennsylvania Subscribers will be promptly returned in full to such Pennsylvania Subscribers, together with their pro rata share of any interest earned thereon pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely.
4. Distribution of the Funds from Tennessee Subscribers.
(a) Notwithstanding anything to the contrary herein, disbursements of funds contributed by Tennessee Subscribers may only be distributed in compliance with the provisions of this Section 4. Irrespective of any disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from the Tennessee Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that total subscriptions (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $10,000,000, whereupon the Escrow Agent shall disburse to the Company, at the Company's request, the principal amount of the funds from the Tennessee Subscribers received by the Escrow Agent for accepted subscriptions. However, the Escrow Agent shall not disburse those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company's written request.
(b) If the Company has not received total subscriptions of at least $10,000,000 within 365 days after the Break Escrow Affidavit is delivered by the Company pursuant to Section 2(b), the Processing Agent shall provide the Escrow Agent the information needed to return the principal amount of the funds in the Escrow Account that were contributed by Tennessee Subscribers, together with any interest thereon, to the respective Tennessee Subscribers, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the principal amount of the funds in the Escrow Account that were contributed by Tennessee Subscribers, together with any interest thereon, without deduction, penalty or expense, to the respective Tennessee Subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the funds.
5. Escrowed Funds. Upon receipt of the funds received from subscribers to the Offering, the Escrow Agent shall hold the Escrowed Funds in escrow pursuant to the terms of this Agreement. All Escrowed Funds shall be invested and reinvested in bank accounts or bank money market accounts and any other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, at the direction of the Company. All Escrowed Funds shall at all times be placed in interest-bearing accounts.
     The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.
     Income, if any, resulting from the investment of the funds received from subscribers to the Offering shall be distributed according to this Agreement.
     The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance of the Escrow Account and the activity in the account since the last report.
6. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

7. Liability of the Escrow Agent and the Processing Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. Each of the Escrow Agent and the Processing Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent or the Processing Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent or the Processing Agent to be genuine and to be signed or presented by the proper person(s); provided, however, the Processing Agent and Escrow Agent shall be liable for damages arising out of their negligence, willful default or misconduct under this Agreement. Each of the Escrow Agent and the Processing Agent shall not be held liable for any error in judgment made in good faith by an officer or employee of either unless it shall be proved that the Escrow Agent or the Processing Agent, as appropriate, was grossly negligent or reckless in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.
     Either of the Escrow Agent and the Processing Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel.
     Each of the Escrow Agent and the Processing Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent or the Processing Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.
     In the event that either the Escrow Agent or the Processing Agent shall become involved in any arbitration or litigation relating to the funds received from subscribers to the Offering, each is authorized to comply with any decision reached through such arbitration or litigation.
     The Company, hereby agrees to indemnify both the Escrow Agent and the Processing Agent for, and to hold it harmless against any loss, liability or expense incurred in connection herewith without gross negligence, recklessness or willful misconduct on the part of either of the Escrow Agent or the Processing Agent, including without limitation legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. Neither the Escrow Agent, nor the Processing Agent, shall be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that neither shall be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.
8. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A. Additionally, Escrow Agent is entitled to reasonable fees for extraordinary services and reimbursement of any reasonable out of pocket and extraordinary costs and expenses related to its obligations as Escrow Agent under this Agreement, including, but not limited to, reasonable attorneys’ fees. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Company.
9. Security Interests. No party to this Escrow Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Escrow Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.
10. Dispute. In the event of any disagreement between the undersigned or the person or persons named in instructions given pursuant to this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) The rights of the adverse claimants shall have been fully and finally adjudicated in a court of competent jurisdiction over the parties and money, papers and property involved herein or affected hereby, or (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.
11. Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least sixty (60) days before the date specified for such resignation or removal to take effect; upon the effective date of such resignation or removal:
     (a) All cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;
     (b) If no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

     (c) Further, if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent; further the Escrow Agent may pay into such court all monies and property deposited with Escrow Agent under this Agreement.
12. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) mailed by registered or certified mail, with return receipt requested, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(1) If to Company:	CM REIT, Inc.

1291 W. Galleria Drive, Suite 200

Henderson, Nevada 89014

Attention: Stacy M. Riffe

Telephone: (702) 739-9090

Facsimile: (702) 739-7735

Company Wire Instructions:

To be provided by the Company

(2) If to the Escrow Agent:	UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

Attention: Lara Stevens,

Corporate Trust

Telephone: (816) 860-3017

Facsimile: (816) 860-3029

Escrow Agent Wiring Instructions:

UMB Bank, N.A.

ABA Routing Number: 101000695

Account Number: To be provided by UMB Bank, N.A.

Account Name: Escrow Account for the Benefit of Subscribers to Shares of CM REIT, Inc.

Checks Payable Information:

UMB Bank, N.A., as Escrow Agent for CM REIT, Inc.

Attention: Lara Stevens, Corporate Trust

1010 Grand Boulevard, 4th Floor

M/S 1020409

Kansas City, Missouri 64106

(3) If to Dealer Manager:	CM Securities, LLC

1291 W. Galleria Drive, Suite 200

Henderson, Nevada 89014

Attention: Todd B. Parriott

Telephone: (702) 739-9090

Facsimile: (702) 739-7735

(4) If to Processing Agent:	DST Systems, Inc.

430 West 7th Street

Kansas City, Missouri 64105

Attention: Executive Vice President

Facsimile: (816) 435-3455
13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law.
14. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.
15. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.
16. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.
17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.
18. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.
19. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of any party hereto in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

20. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Escrow Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent, or its agent, may perform such OFAC search.
21. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.
22. Third Party Beneficiaries. The Processing Agent shall be a third party beneficiary under this Agreement, entitled to enforce any rights, duties or obligations owed to it under this Agreement notwithstanding the terms of any other agreements between the Processing Agent and any Party hereto.
23. Termination of the Escrow Agreement. This Agreement, except for Sections 7 and 11 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account or (b) to a successor escrow agent upon written instructions from the Company.
24. Relationship of Parties. The Dealer Manager and the Company are unaffiliated with the Escrow Agent and the Processing Agent, and this Agreement does not create any partnership or joint venture among either the Dealer Manager or the Company and the Escrow Agent or the Processing Agent.
25. Licenses and Qualifications. From and after the Effective Date, the Processing Agent and Escrow Agent shall obtain, and continue to maintain until the termination of this Agreement, any and all required licenses and qualifications necessary or desirable to perform the services and obligations contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove.

DEALER MANAGER: CM SECURITIES, LLC
By:	/s/ Todd B. Parriott

Todd B. Parriott

Chief Executive Officer

COMPANY: CM REIT, INC.
By:	/s/ Stacy M. Riffe

Stacy M. Riffe

Chief Financial Officer

ESCROW AGENT: UMB BANK, N.A.
By:	/s/ Lara L. Stevens

Lara L. Stevens

Vice President

EXHIBIT A
ESCROW FEES AND EXPENSES

Acceptance Fee

Review escrow agreement and establish account	$3,000

Annual Fee

Maintain account	$3,000

Transaction Fees

(a) per outgoing wire transfer	$35.00

(b) per Form 1099 (Int., B or Misc.)	$10.00	*

(c) per investment purchase, sale or settlement	$35.00	**

*	Not anticipated to be charged

**	Excludes money market mutual fund transactions
Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. Acceptance and first year annual fees will be payable at the initiation of the escrow and annual fees will be payable in advance thereafter. Other fees and expenses will be billed as incurred.

EXHIBIT B
Form of Subscriber List